                                 EXHIBIT 10.18

                            STOCK PURCHASE AGREEMENT

     Agreement, dated 05/03, 1997 (herein and in the Exhibits attached hereto, referred to as the "Agreement"), between Industriinvestor ASA, a company with limited liability duly incorporated under Norwegian law ("Seller") and Opto Sensors Inc., a corporation duly incorporated under California law ("Buyer").

                                  WITNESSETH:

     WHEREAS, Seller is the owner of all the outstanding shares ("Shares") of Advanced Micro Electronics AS, a company with limited liability duly incorporated under Norwegian law ("AME");

     WHEREAS, Seller desires to sell and assign the Shares to Buyer, and Buyer desires to purchase the Shares from Seller, as set forth in this agreement;

     NOW, THEREFORE, the Buyer and Seller hereby agree as follows:

     1.  Sale and Purchase of Shares.
         ---------------------------

         1.1  Sale and Purchase of Shares.  Upon the terms and subject to the
              ---------------------------
conditions contained herein, on the Closing Date (as defined in Section 3), Seller shall sell, convey, transfer and deliver to Buyer, and the Buyer shall purchase, acquire and accept from Seller, all of the Shares of AME.

     2.  Purchase Price.
         --------------

         2.1  Purchase Price.  The Purchase Price of the Shares shall be
              --------------
NOK6.185.000, subject to a possible adjustment as provided in Section 2.2 (the "Purchase Price").

     The financial statements of AME for 1995 and 1996 have been presented to Buyer in due time before the parties agreed upon the Purchase Price.

         2.2  Payment of the Purchase Price.  The Purchase Price shall be paid
              -----------------------------
by Buyer as follows:

              (a) Initial Payment.  Buyer shall pay NOK2.500.000 on the Closing
                  ---------------
Date, and the remaining NOK3.685.000 of the Purchase Price ("Second Payment") is subject to a possible adjustment due to the Receivable Guarantee, and will be paid as provided for in Section 2.2(b).

              (b) Payment of Second Payment. The Second Payment shall be made in
                  -------------------------
three installments during 1997, the first on April 15th, the second on May 15th and the last on June 15th.

                                       1.

     Each of the installments shall be for an amount equal to the full amount collected by AME on the Receivables (as defined below) in the calendar month(s) preceding the installment date, up to the full amount of the Second Payment.

     Seller guarantees that AME will collect not less than NOK3.685.000 from the receivables of AME on its January 31st, 1997, balance sheet ("Receivables"), in the period from the Closing Date up to May 31st, 1997 ("Collecting Period"). To the extent that AME's collection of the Receivables at the end of the Collecting Period doe snot amount to NOK3.685.000, regardless of the reason therefor, the total amount of the Second Payment shall be reduced by the amount of the shortfall ("Shortfall").

     In the event of a Shortfall at the end of the Collecting Period, the parties shall meet at AME to decide how to handle the remaining Receivables. To the extent any such remaining Receivables are collected, during the next 60 days after the end of the Collecting Period or the meeting if later, Seller shall receive the full amounts collected up to the amount of Shortfall, payable to Seller no later than the 15th of the month following the month that the amount was collected.

     Buyer shall cause AME to make all reasonable efforts to collect the Receivables in accordance with its past practice. Seller holds the rights to assist in the collecting, or to take over the collecting if necessary, after the Collecting Period. No Receivables will be reduced or forgiven without written acceptance from Seller.

The payments under this Agreement shall be made by wire transfer to the transferee's bank account. For this purpose the parties shall notify each other before the Closing Date of their banks and their bank account numbers.

     3.  Closing.  The closing of the sale and purchase provided for herein (the
         -------
"Closing") will take place at the offices of Industriinvestor ASA (Oslo - Norway) on a date agreed between the parties, no later than February 19th, 1997 (the date of the closing being the "Closing Date").

     At the Closing Date Seller shall deliver the share certificate(s), representing the all Shares, to Advokatfirmaet Schjodt AS as an Escrow Agent. According to an Escrow Agreement, mutually accepted between the parties, attached hereto as Exhibit A, the share certificate(s) will be released to Buyer on June 15th, provided that Buyer has paid the last instalment of the Second Payment in accordance with the Agreement, or earlier if Second Payment has been made in full. The Escrow Agreement shall also contain provisions and restrictions on voting, and guidelines for the Board of Directors.

     4.  Authority, Warranties and Covenants of Seller.  Seller represents and
         ---------------------------------------------
warrants to and covenants with Buyer that:

         4.1  Authority of Seller and Organization of AME.  The execution,
              -------------------------------------------
delivery, and performance of this Agreement have been duly authorized by all requisite corporate actions on the part of Seller. The Agreement has been duly executed and delivered by Sellers signatory thereto, and constitutes the valid, binding and enforceable obligation of Seller.

                                       2.

     AME is a corporation duly organized, validly existing and in good standing under the laws of Norway, and has full corporate power and authority to conduct its business as it is now being conducted.

         4.2  Ability to Carry Out the Agreement.  Seller is not subject to, or
              ----------------------------------
bound by any provisions (stockholders agreement, Article of Association, law, statute, judgement, injunction etc.) that would prevent, be violated, or under which there would be any default as a result of the execution, delivery and performance by Seller of this Agreement.

         4.3  Title to the Shares.  The Shares constitute on the Closing Date
              -------------------
all the outstanding shares of the capital stock of AME.

     Seller is the sole and exclusive legal and equitable owner of, and has good marketable and insurable title to, the Shares.

     The Shares have been duly authorized, validly issued and are fully paid.

     There are no contracts or agreements relating to the issuance, sale or transfer of the Shares, including options or warrants.

         4.4  Financial Statements; Loss Carry Forward.  The profit and loss
              ----------------------------------------
statement, and the balance sheet of AME for 1996 is attached hereto as Exhibit
B. Seller has also delivered to Buyer an audited financial statement of AME for 1995, attached hereto as Exhibit C ("Statements").

     The Statements have been prepared in accordance with Generally Accepted Accounting Principles and applicable laws and regulations, and fairly presents the financial situation of AME as of December 31st, 1995 and 1996 respectively. The Statements reflect all assets and liabilities of AME and do not fail to state or reflect any item material to the evaluation of AME as a going concern.

     There are no claims against AME not reflected in the 1996 Statement that, according to Norwegian Generally Accepted Accounting Principles, should have been reflected.

     The net accumulated tax losses of AME as of December 31st, 1996, (approximately NOK4.700.000) have not and will not be absorbed by Seller through consolidation of tax positions or otherwise.

         4.5  Litigation and Claims.  There is no action, suit, proceeding or
              ---------------------
investigation pending or, to the best of AME or Sellers knowledge, threatened, against AME or with respect to any of Its assets, at law, in equity or otherwise, nor is there any reasonable basis for any such action, suit, proceeding or investigation. All taxes of AME have been paid when due or have been reserved against in the Statements.

     There are no judgments, orders or decrees entered against AME which have, or will likely have, an adverse effect on AME.

         4.6  Compliance with Laws.  AME's business is being conducted and has
              --------------------
been conducted in compliance, in all material respects, with all applicable laws and regulations. AME

                                       3.

has not been notified by any governmental authority that AME is in violation of any applicable law or regulation in respect of the activities of its business.

         4.7  Environmental Matters.  AME's business is conducted and has been
              ---------------------
conducted in compliance with all environmental laws and regulations applicable to it. Neither Seller nor AME is aware, nor have either of them any reason to be aware, of any actions or failures to act on the part of AME that might lead to liability for pollution damage.

         4.8  Insurance.  AME has at all time maintained insurance relating to
              ----------
its business; covering property, fire, casualty, liability, workmen's compensation and all other form of insurance customarily obtained by similar businesses in the same industry.

         4.9  Conduct of Business.  From January 1st, 1997 until Closing Date
              -------------------
Seller will cause AME to conduct its business in the same manner as previous to the negotiations of this Agreement, and there will be made no transactions, payments or other reductions of the assets of AME, other than in the ordinary course of business. AME has made no payments, or accrued any liability, to Seller prior to the Closing Date.

         4.10 Board of Directors of the AME.  Seller shall have the right to
              -----------------------------
retain one member of the Board of Directors of AME until the Purchase Price has been fully paid according to Section 2.2(b).

         4.11 Fees and Expenses.  Seller shall pay all fees and expenses
              -----------------
incurred by it in connection with this Agreement and the transactions contemplated herein.

         4.12 Employees.  All of the employees of AME have written employment
              ---------
agreements. None of the agreements contains unusual termination clauses (including "golden parachutes"), or other irregular compensation provisions. None of the employees has a salary exceeding NOK700.000.

         4.13 No Infringement of Intellectual Property.  None of the
              ----------------------------------------
intellectual properties used by AME has at any time in the past infringed or misappropriated or otherwise violated, or is likely to violate, any intellectual property rights of any other person, nor is AME otherwise in the conduct of its business infringing upon the intellectual property of any other party.

         4.14 Assets.  All the Assets of AME are in good working order and
              ------
sufficient for AME to continue its business substantially in the same manner as before.

         4.15 Warranty Repairs.  AME will not incur warranty repairs or return
              ----------------
obligations in excess of NOK1OO.000 a year. Seller shall indemnify Buyer for any such obligation in excess of NOK100.000 a year.

         4.16 Major Customer and Agreements.  Neither Seller, nor AME has any
              -----------------------------
knowledge to the effect that, or any reason to believe that, any major customer of AME is likely to terminate existing contracts with AME.

     Attached as Exhibit D is a list of all the contracts, agreements and commitments of AME for the purchase of goods or services, or representing a total potential commitment of AME in excess of NOK100.000.

                                       4.

     5.  Representations, Warranties and Covenants of Buyer.  Buyer represents
         --------------------------------------------------
and warrants to and covenants with Seller that:

         5.1  Organization and Authority of Buyer.  Buyer is a corporation, duly
              -----------------------------------
under incorporation, valid existing and in good standing under the laws of California, with the corporate power and authority to enter into this Agreement to which it is a signatory, and to perform its obligations hereunder. The execution, delivery, and performance of all sides of this Agreement have been duly authorized by all requisite corporate actions on the part of Buyer. The Agreement has bean duly executed and delivered by Buyer's signatory thereto, and constitutes the valid, binding and enforceable obligation of Buyer.

         5.2  Ability to Carry Out the Agreement.  Buyer is not subject to or
              ----------------------------------
bound by any provisions (law, statute, judgment, injunction etc.) that would prevent, be violated, or under which there would be any default as a result of the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby.

         5.3  Fees and Expenses.  Buyer shall pay all fees and expenses incurred
              -----------------
by it in connection with this Agreement and the transactions contemplated herein.

         5.4  The Tandberg Loan of AME.  Buyer guarantees, as within March 31st,
              ------------------------
1997, to release Seller from its obligation to Tandberg in respect of the Tandberg loan of AME. If necessary to release Seller from its obligation, Buyer will pay off the loan. Seller guarantees that AME's obligation to Tandberg, and therefore Sellers guaranty. does not exceed NOK1.997.036 (not including accumulated interest from January 1st, 1997, at 8% p.a., and accrued but unpaid interest for prior periods as reflected in the Statement as of December 31st,
1996).

         5.5  Conduct of Business After the Closing Date.  From the Closing Date
              ------------------------------------------
until the Purchase Price is fully paid according to Section 2.2, Buyer will cause AME to conduct its business in the same manner as previous to the Closing Date, Buyer will cause AME not to, without acceptance from Seller, sell all or substantially all its assets, or to liquidate AME, or to decrease its share capital (other than as a result of losses, if any).

     The parties will cause the Escrow Agent to exercise the voting rights of the Shares in compliance with the foregoing, and with a view to conserve the structure and the content of AME.

     6.  Post-Closing Obligations of Seller and Buyer.  From after the Closing
         --------------------------------------------
Date each party hereto shall fully cooperate and make available to the other party upon request, during normal business hours, all books, records and information necessary and useful in connection with tax return, governmental reports, or any other matter requiring such information or material, for any reasonable business.

     7.  Miscellaneous.
         -------------

         7.1  Indemnification of Buyer.  Seller agrees to defend, indemnify and
              ------------------------
hold harmless Buyer against any and all claims and liabilities incurred by Buyer by reason of, or arising out of any false, misleading or inaccurate representation or warranty by the Seller

                                       5.

contained in this Agreement (including any Exhibits hereto), or any breach of any such representation or warranty, or any breach by the Seller of any provision of this Agreement.

         7.2  Limitation of Seller's Liability.  Any liability of Seller
              --------------------------------
relating to this Agreement is limited to the net Purchase Price actually received, provided, however, that unless the aggregate damages do not reach NOK100.000, Seller shall have no liability. If the aggregate damages reach or exceed NOK100.000, Seller shall be liable for the full amount of the damage limited to the net Purchase Price actually received. For the purpose of NOK100.000 limit, any amounts accrued under Section 4.15 shall count, but such amounts shall not be indemnified other than pursuant to Section 4.15.

     To be valid and covered by Sellers liability after this Agreement, any claims relating to the Agreement have to be reported to Seller within 3 months after Buyer's or AME's first knowledge of the breach or default.

     Any claim -- with the exception of those-based on defects on title to the Shares and third party claims of patent infringement by AME -- must be made within 12 months after the Closing Date. This, however, shall. not apply to liability for taxes or amendments to AME's tax returns, nor for claims pursuant to Section 4.7 (Environmental matters).

         7.3  Delay in Payment of the Purchase Price.  Any delay in Buyer's
              --------------------------------------
payment of the Purchase Price, according to the provisions in Section 2.2, is regarded as a substantial breach of contract. In the event of such delay, Seller shall give Buyer written notice, following the receipt of which Buyer shall have 5 business days to remedy the default.

         7.4  Professional Secrecy.  Both parties of this Agreement are bound to
              --------------------
observe professional secrecy regarding all and any information given or received in connection with the negotiations or the Agreement.

         7.5  Notices.  All notices and other communications hereunder shall be
              -------
in writing, and shall be deemed to have been duly given if signed by the respective person giving such notice or other communications upon receipt of; hand delivery, certified or registered mail, return receipt requested, or telecopy transmission with confirmation of receipt:

         If to Seller to:   Industriinvestor ASA
                            Ovre Slottsgate 27
                            0157 Oslo, NORWAY

         If to Buyer to:    Opto Sensors, Inc.
                            12525 Chardon Avenue
                            Hawthorne, CA  90250 USA
                            Attn:  Ajay Mehra

         7.6  Amendments.  This Agreement may be amended or modified only by a
              ----------
written agreement between the parties.

         7.7  Applicable Law.  This Agreement shall be governed by and construed
              --------------
in accordance with Norwegian law.

                                       6.

         7.8  Enforceability.  The invalidity of any portion of this Agreement
              --------------
shall not affect the validity, force or effect of the remaining portions. If it is held that any restriction hereunder is too broad to permit enforcement to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         7.9  Arbitration.  Any dispute arising under this Agreement that is not
              -----------
solved by negotiations between the parties, shall be submitted to arbitration in accordance with the rules of the Oslo Chamber of Commerce. Any such arbitration shall be conducted in English and held in Oslo, Norway. The award of the arbitrators in any such proceeding shall be final and binding on the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above, in two originals, one to each of the parties.

Dated:  May 3, 1997

OPTO SENSORS, INC.                            INDUSTRIINVESTOR ASA

/s/                                           /s/
_________________________________             __________________________________

                                       7.